UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2005

The Toro Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8111 Lyndale Avenue South, Bloomington, Minnesota		55420
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-888-8801

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Stock Option Plan. On November 30, 2005, the Compensation and Human Resources Committee of the Board of Directors of the Company (the "Committee") adopted an amended Nonqualified Stock Option Agreement to be used for the award of stock options under The Toro Company 2000 Stock Option Plan, a stockholder approved plan. The Committee also granted options under this plan. A copy of the amended agreement is Exhibit 1 to this Form 8-K.

Performance Share Plan. On November 30, 2005, the Committee adopted an amended Performance Share Award Agreement to be used for awards made under The Toro Company Performance Share Plan, a stockholder approved plan. A copy of the amended agreement is Exhibit 2 to this Form 8-K.

The Committee also granted Performance Share Awards for the three year Award Term of Fiscal 2006 through 2008, approving participants, targets and performance goals. Performance goals for the new awards are based on cumulative net income plus after tax interest and cumulative average net asset turns.

Annual Management Incentive Plan II. On November 30, 2005, the Committee granted annual incentive awards for Fiscal 2006 under The Toro Company Annual Management Incentive Plan II, a stockholder approved plan. The Committee approved participants, targets and performance goals, as well as terms and conditions for payment of the awards. These awards are not set forth in written agreements.

AMIP II awards provide for a cash payment to be made based on Toro’s achievement of corporate performance goals and, for division participants, additional division goals. Corporate performance goals established for Fiscal 2006 for corporate participants are based on earnings per share and average net asset turns. Division participants’ awards for Fiscal 2006 are based 50% on Toro’s achievement of the corporate performance goals and 50% on achievement of goals specific to each division. Division goals are based on division controllable profit contribution and division average current asset turns.

The amount of each award is based on a percentage of the participant’s base salary ("a factor") for Fiscal 2006, and on Toro’s and its divisions’ actual level of achievement of the performance goals. The factor was set at 70% for the Chief Executive Officer and, for the other executive officers, ranges from 50% to 55%. Award payments are not made until the Committee certifies goal achievement. If a participant retires, becomes disabled or dies during the one year performance period, the amount of an award payment will be prorated based on the number of months the participant was employed through termination. In the case of a participant’s leave of absence, an award payment may be reduced in proportion to the absence. If a participant terminates for any other reason, the award will be canceled. In the event of a change of control, all awards will vest and be paid in the amount of the target payout. Awards may not be transferred except upon death.

Executive Chairman of the Board Bonus. On November 30, 2005, the Committee approved a bonus for Kendrick B. Melrose for his service as Executive Chairman of the Board of Directors of Toro from March 15, 2005, the date he resigned as Toro’s Chief Executive Officer, to October 31, 2005. The bonus was based on his effectiveness serving as a mentor to Toro’s new Chief Executive Officer and in providing other executive support to Toro. The Committee authorized payment of $89,063 with respect to Fiscal 2005. In addition, on November 30, 2005, the Committee approved payment to Mr. Melrose of a bonus for the first two months of Fiscal 2006 (November and December 2005), in the amount of $23,750.

Named Executive Officer Salary Increases. The Committee also reviewed the base salaries of the executive officers. Salaries for the officers who are expected to be named in Toro’s 2006 Proxy Statement as Named Executive Officers are as follows: Michael J. Hoffman, President and Chief Executive Officer, $650,000; Stephen P. Wolfe, Vice President and Chief Financial Officer, $363,000; Timothy A. Ford, Executive Vice President, $346,400; Karen M. Meyer, Vice President - Administration, $330,800; and J. Lawrence McIntyre, Vice President, Secretary and General Counsel, $282,200. The new base salaries are effective as of November 1, 2005. Salary increases for other executive officers may also be approved during Fiscal 2006. No adjustments were made in the base salary level for Mr. Melrose, the Executive Chairman of the Board, because he is expected to retire as an officer and employee of Toro effective December 31, 2005. His base salary for November and December 2005 will continue to be based on an annual base salary of $500,000. Salary increases are based on one or more of the following factors, as applicable: individual performance; business unit performance; assumption of new responsibilities; the Company's annual salary budget guidelines; other performance measures, such as improvements in customer service, faster product development, market share improvements, geographic expansion and productivity increases, and external market comparisons. Salary increases adopted on November 30, 2005 ranged from 2.6 to 5.5%, except that Mr. Hoffman’s increase was 18.2%, reflecting his increasing responsibilities as Toro’s President and Chief Executive Officer. The increases on November 30, 2005 were intended to bring Toro’s base salary levels for its officers into line with a competitive market index.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 30, 2005, the Board of Directors adopted an amendment to the Toro Bylaws to revise the provision of Section 2.5 governing stockholder voting on nominees for director to the Board of Directors. Prior to the amendment, Section 2.5 stated that a plurality vote of shares present was required to elect a nominee to the Board. Following the amendment, Section 2.5 provides that if a majority of shares present are "withheld" from or are voted "against" a nominee for director in an uncontested election, that nominee is required to tender his or her resignation for consideration by the Nominating and Governance Committee. The committee is then required to evaluate the best interests of the company and its stockholders and to recommend to the Board the action to be taken with respect to the tendered resignation. A copy of the Bylaws as amended is Exhibit 3 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit Description

1 Nonqualified Stock Option Agreement

2 Performance Share Award Agreement

3 The Toro Company Bylaws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Toro Company

December 6, 2005	By:	J. Lawrence McIntyre

Name: J. Lawrence McIntyre
Title: Vice President, Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

1	Nonqualified Stock Option Agreement
2	Performance Share Award Agreement
3	The Toro Company Bylaws